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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       December 5, 1996
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                                  GLAMIS GOLD LTD.
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             (Exact name of registrant as specified in its charter)



                               British Columbia, Canada
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                  (State or other jurisdiction of incorporation)



         0-31986 (86-689)                                   None
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      (Commission File Number)               (IRS Employer Identification No.)



3324 Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, B.C., V7X 1L3
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(Address of principal executive officers)             (Zip Code)



Registrant's telephone number, including area code     (604) 681-3541
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                                          n/a
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         (Former name or former address, if changed since last report)


                          Exhibit begins on Page  n/a
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                         Page 1 of       3       Pages
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ITEM 9:

On December 5, 1996 the Registrant completed the sale of 4,500,000 Common shares (the "Shares") to a syndicate of Canadian Underwriters comprised of Midland Walwyn Capital Inc. and RBC Dominion Securities Inc, at a price of U.S.$7.30 per share for total consideration of U.S.$32,850,000 (U.S.$31,500,000 after the Underwriters' fee). The Underwriters were paid a fee of U.S.$0.30 per share for a total fee of U.S.$1,350,000. The sale of the Shares was made pursuant to a commitment letter dated November 14, 1996 which was superseeded by an Underwriting Agreement dated November 18, 1996. The closing price for the Common shares on the New York Stock Exchange on November 14, 1996 was U.S.$7.375 per share such that the Shares were sold to the Underwriters at a discount of U.S.$0.075 per share.

The Shares were qualified for sale in Canada through a prospectus filed with the various provincial regulatory bodies however, they were not registered under the United States Securities Act of 1933, as amended as the offering was excluded from registration under such act by virtue of Rule 903 of Regulation S promulgated thereunder.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           GLAMIS GOLD LTD.
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                                           (Registrant)

December 17, 1996
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                                              "G. Barry Finlayson"
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                                            G. BARRY FINLAYSON
                                            Secretary